EXHIBIT 10.27

                   PROMISSORY NOTE - ADJUSTABLE INTEREST RATE

Certified to be a true and correct
Copy of the original
by: /s/
   ------------------------------------
   Commonwealth and Title IHS

$310,000.00                                                     Loan No. 7024785

     1. BORROWER'S PROMISE TO PAY PRINCIPAL AND INTEREST. For value received, the undersigned Maker (referred to as "Borrower") promises to pay to COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK, its successors or assigns ("Holder"), at its office at 4501 Dodge Street, Third Floor, Attention: Loan Servicing, Omaha, Nebraska 68132, or at such other place as the Holder of this Note may from time to time designate, without offset or deduction, the principal sum of Three Hundred Ten Thousand Dollars ($310,000.00), with interest from the date hereof on the unpaid principal balance at the initial interest rate of eight percent (8.00%) per annum, and principal and interest payable in initial monthly installments of Two Thousand Five Hundred Ninety-Two and 96/100 Dollars ($2,592.96) each, beginning on the first day of May, 1998, and continuing on the first day of each and every month thereafter to and including April l, 2010, on which date any unpaid principal, interest and all other sums due under this Note shall be paid in full (the "Due Date").

     2. ADJUSTABLE INTEREST RATE PROVISIONS (MULTIPLE ADJUSTMENTS AT HOLDER'S OPTION). Borrower agrees that the interest rate on this Note may, at Holder's sole option, be adjusted two times. One adjustment may be made to be effective at any time on or after April 1, 2002. The other adjustment may be made to be effective at any time on or after April 1, 2006. Such adjustments shall be subject to the following terms and conditions:

          a. not less than sixty (60) days prior to the effective date of any adjustment of the interest rate, Holder shall give Borrower written notice of the adjusted interest rate and the adjusted monthly payment of principal and interest necessary to amortize the remaining balance at the adjusted interest rate over the remaining portion of the original two hundred forty (240) month amortization term as of the effective date of the adjustment; and

          b. no such adjustment shall exceed an interest rate increase of one and one-half percent (1.50%) (i.e. 150 basis points) per annum on the unpaid balance. Thus, for example, the maximum rate which Holder may charge as of the first adjustment would be 9.50%, and the maximum rate as of the second adjustment (assuming the maximum raise occurred in the first adjustment) would be 11.0%; and

          c. the notice specified in (a) above shall be deemed given by Holder when deposited in the United States mail, postage prepaid, addressed to Borrower at the address specified herein.

          d. notwithstanding the terms of this Note which may otherwise impose prepayment premiums, Borrower shall have the right, at Borrower's sole option, to pre-pay in full the entire unpaid principal balance, along with all accrued and unpaid interest at the applicable rate, and all other unpaid charges, without prepayment premium, at any time during a one hundred eighty (180) day period following the giving of written notice of an interest rate increase.

     3. NOTICE. Except as may be otherwise specified in this Note, any notices required to be given hereunder shall be given in the manner specified in the Deed of Trust, Assignment of Rents and Security Agreement ("Deed of Trust") executed by Borrower on an even date herewith.

     4. CREDITING OF PAYMENTS. Each installment payment in any amount received by Holder shall be credited as of its due date, without regard to its date of receipt by Holder, first to interest then due and the remainder to principal, and interest shall cease upon the principal so credited as of the date that such credit is made.

     5. DEFAULT BY BORROWER. Should default be made in the payment of any installment or other sum within fifteen (15) days after the date when due, or should Borrower fail to perform any other provision or condition contained in this Note or the Deed of Trust securing this Note, or in any instrument securing this Note, within thirty (30) days after written notice of default is given by Holder, the whole sum of principal and interest shall become immediately due at the option of Holder and regardless of any prior forbearance. Interest shall accrue following any default hereunder at the rate set forth in this Note, as adjusted from time to time, plus five percent (5.00%). As used in this Note and in the Loan Instruments (as hereinafter defined) default shall include, but shall not be limited to:

          a. Any payment or sum required by this Note or the Loan Instruments is not paid or made within fifteen (15) days from when due; or

          b. Borrower fails to perform any other obligation required under this Note or the Loan Instruments, or does any act or allows any condition to occur or exist which is prohibited under this Note or the Loan Instruments and fails to cure such default within thirty (30) days after written notice from Holder; or

          c. Borrower fails to comply with any other agreement in any of the documents and agreements forming a part of the transaction of which this Note is a part, including the Loan Instruments and fails to cure such default within thirty (30) days after written notice from Holder; or

          d. Any representation or warranty made herein or in any of the Loan Instruments, or otherwise in connection with the application for or making of this loan, proves to be or becomes untrue in any material respect or Borrower has omitted or failed to disclose a material fact to Holder at any time prior to the date of this Note which if disclosed would have had a significant impact on Holder's decision whether to approve the loan evidenced by this Note and the Loan Instruments; or

          e. The commencement by or against Borrower of any proceedings under any bankruptcy or similar law for the relief of debtors of the United States or any state or the appointment of any receiver, trustee, assignee for the benefit of creditors, conservators or similar parties for the Borrower or any of Borrower's property, which in the case of proceedings commenced against Borrower are not dismissed within sixty (60) days after commencement; or

          f. Borrower fails to either (i) provide for professional management of the Property by a management company acceptable to Holder and under a written agreement acceptable to Holder, or (ii) manage the Property itself, or (iii) if there occurs a failure to comply with any laws, regulations, and ordinances regarding the employment and payment of persons engaged in the operation of the Property; or

          g.   An  assignment,   transfer,   conveyance,  or  relinquishment  by
               Borrower of any of the rights or obligations under this Note except as otherwise expressly provided in this Note; or

          h. The Property is impaired, pledged, or transferred in whole or in part such that the first lien security of Holder is diminished, altered, impaired or encumbered, such as by failure of Borrower to pay real estate taxes or assessments before delinquency or the filing of any lien which takes priority over any lien of Holder.

     6. LATE CHARGE. Borrower agrees: (a) to pay immediately to Holder without demand in the event any installment or other payment or sum is not actually received by Holder within fifteen (15) days after its due date, and without regard to the date as of which such payment is credited, an amount equal to the equivalent of four percent (4.00%) of the installment or other payment or sum due; (b) that it would be impractical or extremely difficult to fix Holder's actual damages in the event that any installment, payment or sum shall not be paid when due; and (c) that such amount shall be presumed to be the amount of damages for such late payment. This paragraph and the amount which it provides shall not limit Holder's right under this Note, the Deed of Trust securing it, or otherwise, to compel prompt performance hereunder and thereunder.

     7. PREPAYMENT PRIVILEGE. On and after, but not prior to May 1, 1998, Borrower may make optional and partial prepayments of principal, exclusive of the portion of principal paid with each monthly loan payment, without additional prepayment charge provided that the aggregate of such optional and partial prepayments does not exceed, in any one loan prepayment year, Thirty-One Thousand Dollars ($31,000.00) (the "allowable prepayment"). This privilege is non-cumulative from one loan prepayment year to another. For purposes of this paragraph, "loan prepayment year" means each twelve-month period beginning with each May 1 and ending with the following April 30. Notwithstanding the foregoing, prepayments of principal which in any loan prepayment year exceed the allowable prepayment ("excess prepayments"), whether partial prepayments or prepayment in full, may be made provided that Borrower gives Holder written notice of all principal to be prepaid at least sixty (60) days prior to such prepayment and provided further that Borrower pays to Holder together with each such prepayment (including prepayments occurring as a result of or following the acceleration by Holder of the unpaid principal amount, but excluding prepayments occurring because of the application by Holder of insurance or condemnation awards or proceeds pursuant to the Loan Instruments) a prepayment premium as follows:

          a. Six percent (6.0%) of the excess prepayments during each of the first three (3) loan prepayment years;

          b. Five percent (5.0%) of the excess prepayments during the fourth loan prepayment year;

          e.   Four percent  (4.0%) of the excess  prepayments  during the fifth
               (5th) loan prepayment year;

          d.   Three percent (3.0%) of the excess  prepayments  during the sixth
               (6th) loan prepayment year;

          e.   Two percent (2.0%) of the excess  prepayments  during the seventh
               (7th) loan prepayment year;

          f. Thereafter and for all subsequent loan prepayment years until and including April 30, 2007, one percent (1.0%) of the excess prepayments; and

          f. From and after May 1, 2007, to the Due Date, there shall be no prepayment premium.

Prepayments shall be applied against the outstanding principal balance of the Note and shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Holder shall agree otherwise in writing.

     8. NOTE PAYABLE IN U.S. DOLLARS. Principal, interest and all charges are payable in lawful money of the United States.

     9. SECURITY/ACCELERATION CLAUSE. This Note is secured by a Deed of Trust, by an Assignment of Rents and Leases, one or more Financing Statements, and other instruments, agreements and documents of even date herewith which grant Holder security interests in, among other things, a two story office building located in Denver, Colorado (the foregoing are collectively referred to as "Loan Instruments" and the collateral encumbered by the Loan Instruments is referred to as the "Property"). The obligations, covenants and agreements of each and every of the Loan Instruments are hereby made a part of this Note to the same extent and with the same effect as if they were fully set forth herein, and Borrower does hereby agree to perform and keep each and every obligation, covenant and agreement set forth in this Note and in the other Loan Instruments. This Note shall evidence, and the Loan Instruments shall secure, the indebtedness described herein, any future loans or advances that may be made to or on behalf of Borrower by Holder at any time or times hereafter under the Loan Instruments, and any other amounts required to be paid by Borrower under the Loan Instruments, and any such loans, advances or amounts shall be added to the indebtedness evidenced by this Note, and shall bear interest at the interest rate then effective, unless a greater rate is expressly provided for in this Note or the other Loan Instruments.

     10. ASSUMABILITY OF THIS NOTE. If this Note, any Loan Instruments or any Property encumbered by such Loan Instruments is assumed, assigned or conveyed by Borrower in whole or in part, or upon a sale or conveyance (whether voluntary or involuntary) of all or a portion of the Properly described in the Loan Instruments or of fifty percent (50%) or more of the beneficial interests in Borrower (whether in a single transaction or in the aggregate with all transactions), or upon the occurrence of any other transaction or event referenced and prohibited in Paragraph 20 of the Deed of Trust, or if any plan or attempt is made to do oro perform any of the foregoing, this Note shall automatically and without notice from Holder at Holder's option be deemed to be in default, and Holder may declare all unpaid principal, interest and other sums under this Note to be immediately due and payable in full. The foregoing acceleration shall not be applicable in the case of:

          (i) the grant of an occupancy leasehold interest in a part of the Property made in accordance with the Loan Instruments and not containing an option to purchase; or

          (ii) sales or transfers for fair market consideration of fixtures or any routine personal property used in the operation of the Property, provided that such sales or transfers are incidental to the replacement of like fixtures and personal property of newer and better quality and condition, or such fixtures or personal property are removed in connection with the making of tenant improvements.

     If Holder consents (which consent may not be unreasonably withheld) to an assignment, conveyance or assumption of this Note, or to a sale or conveyance of all or a portion of the Property, except as permitted above, said consent may be upon the following terms (and others as determined by Holder in its sole discretion): (a) buyer or assignee submits a credit and management application which is approved by Holder under Holder's applicable underwriting guidelines and policies; (b) buyer or assignee executes a written assumption agreement in form and content as prepared by Holder; (c) buyer pays Holder an assumption fee of Three Thousand One Hundred Dollars ($3,100.00); (d) Borrower, buyer or assignee pays to Holder on demand all reasonable costs and expenses including, but not limited to, credit report fees, title insurance premiums, recording fees and reasonable attorneys' fees incurred by Holder in connection with the transaction; and (e) Holder may modify the interest rate and loan terms as conditions of such consent.

          11. MAXIMUM INTEREST. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof or of the Deed of Trust or any other Loan Instruments or other agreement between Holder and Borrower shall result in Interest exceeding the limit for interest prescribed by law, then the amount of such Interest shall be reduced to the maximum rate which may lawfully be charged or collected by Holder. If, from any circumstances whatsoever, Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to Borrower) and not to the payment of Interest.

          12.  COSTS OF COLLECTION AND/OR ENFORCEMENT. Borrower promises to pay:
(a) all reasonable costs and expenses of enforcement and/or collection, including without limitation, reasonable attorneys' fees, in the event this Note or any portion of this Note after default is placed in the hands of attorneys for enforcement and/or collection and such is effected with or without suit; (b) reasonable attorneys' fees, as determined by the judge of the court if such determination is required by law, and all other reasonable costs, expenses and fees incurred by Holder in the event suit is instituted to collect or enforce this Note or any portion of this Note; (c) all reasonable costs and expenses provided for in the Deed of Trust, in the Loan Instruments, or in any other instrument given as security for this Note and/or incurred by or on behalf of Holder in connection with collecting or otherwise enforcing any right of Holder under this Note, the Deed of Trust, the Loan Instruments, or any other instrument given as security for this Note; and (d) all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees incurred by Holder in connection with any bankruptcy, insolvency or reorganization proceeding or receivership in which Borrower is involved, including, without limitation, reasonable attorneys' fees incurred in making any appearances in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding.

          13. CERTAIN WAIVERS. Borrower waives diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any and all exemption rights against the indebtedness evidenced by this Note, and agrees to any and all extensions or renewals from time to time without notice and to any partial payments of this Note made before or after maturity and that no such extension, renewal or partial payment shall release Borrower from the obligation of payment of this Note or any installment of this Note.

     14. EXERCISE OF RIGHTS. No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under this Note, the Deed of Trust, or Loan Instruments or authorized by law shall preclude, waive or limit the exercise thereof, any other or further exercise thereof, or the exercise of any right or remedy. Holder shall at all times have the right to proceed against Borrower and/or any portion of, or interest in, the property secured by the Deed of Trust and Loan Instruments securing the Note in such manner as Holder may deem fit, without waiving any other rights or remedies with respect to the property, any portion thereof, or interest therein.

     15. NO MODIFICATIONS. This Note may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Borrower and Holder.

     16. GOVERNING LAW. This Note is to be construed and enforced in all respects in accordance with the laws of the State Of Colorado.

     17. CONSTRUCTION. The words "Borrower" and "Holder" shall be deemed to include the respective heirs, personal representatives, successors and assigns of each, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, whenever and wherever the context so requires. The captions herein are inserted only for convenience of reference and in no way define, limit or describe the scope or intent of this Note or any particular paragraph or section hereof, or the proper construction thereof.

     18, TIME OF THE ESSENCE. Time shall be of the essence in this Note with respect to all of Borrower's obligations hereunder.

     19. CONSENT TO RELIEF FROM STAY. Borrower hereby agrees that in the event on or before the date all sums under this Note are paid in full to Holder, Borrower (by Borrower's own action or the action of any creditors), (i) files with any bankruptcy court of competent jurisdiction or is the subject of any petition for relief under Title 11 of the U.S. Code, as amended, (ii) is the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended, (iii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) seeks, consents to, or acquiesces in the appointment of any trustee, receiver, conservator, or liquidator, or (v) is the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, then all sums under this Note shall thereupon be deemed to be immediately due and payable in full, and Holder shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Holder as provided in this Note and in all other documents made to secure the obligations under this Note, and as otherwise provided by law, and Borrower hereby waives the benefits of such automatic stay and consents and agrees to raise no objection to such relief.

     20. SEVERABILITY. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Note, except that if such provision relates to the payment of any monetary sum, then Holder may, at its option, declare the indebtedness evidenced hereby immediately due and payable.

     EXECUTED this 31st day of March, 1998.

                                   EXECUTIVE TELECARD, INC., a Colorado
                                   corporation, Borrower

                                   By: /s/ Anne Haas      [illegible initials]
                                      ----------------------------------------
                                       Assistant Secretary & Treasurer


                                   Borrower's Address:  4260 East Evans, Suite 6
                                                        Denver, Colorado 80222

STATE OF COLORADO                                 )
                                                  ) ss.
CITY and COUNTY OF DENVER                         )

     The foregoing instrument was acknowledged before me this 31st day of March, 1998, by: Anne Haas, Assistant Secretary & Treasurer [illegible initials] of Executive Telecard, Inc., a Colorado corporation Borrower, and on behalf of the corporation.

[SEAL]

                                                [illegible]
                                         ---------------------------------------
                                         Notary Public                  11/17/99

               [SEAL]